UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

Milestone Scientific Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14053	13-3545623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Eagle Rock Road, Ste 403, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	MLSS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 — Entry into a Material Definitive Agreement

On March 31, 2026, Milestone Scientific Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Amended and Restated Memorandum of Understanding, dated January 13, 2026 (the “MOU”), with Innovest S.p.A., as the holder of certain consent/blockage rights with respect to BP4 S.r.l., a society’ a responsibility’ limitation in liquidation (“BP4”). According to BP4, it was then the owner of 11.31% of the outstanding shares of common stock of the Company

The Amendment amends the MOU to, among other things, revise the definition of “Qualified Offering” and “Other Locked-Up Parties” in order to facilitate an offering by the Company.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The foregoing description of the material terms of the MOU does not purport to be complete and is qualified in its entirety by reference to such an exhibit.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Amended and Restated Memorandum of Understanding, by and between Innovest S.p.A. and Milestone Scientific Inc., dated March 31, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.

Dated: April 2, 2026	By:	/s/ Eric Hines
Eric Hines
Chief Executive Officer